Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Salient 3 Communications, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement our reports dated January 26, 1998, included in Salient 3 Communications, Inc. Form 10-K for the year ended January 2, 1998 and to all references to our Firm included in this Registration Statement.

                              ARTHUR ANDERSEN LLP


Philadelphia, Pa.
June 3, 1998